Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-255807 on Form S-3 of our report dated February 25, 2022 relating to the financial statements of Axogen, Inc. and the effectiveness of Axogen, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Axogen, Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Miami, Florida
February 25, 2022